EXHIBIT 99.1

For immediate release.

Digital Ally Appoints New Vice Presidents of Engineering and Operations

OVERLAND PARK, Kan., March 30 /PRNewswire-FirstCall/ -- Digital Ally, Inc. (Nasdaq: DGLY - News), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that Steven Phillips has been appointed Vice President of Engineering and Edward E. Smith has been appointed Vice President of Operations.

For the past 11 years, Steven Phillips held a variety of engineering and management positions with Garmin International, where he was most recently in charge of that company's development program for its marine radar product line. He was also the leader of a team that designs or consults on the designs of Garmin's antennas for all of its products. Garmin is the global leader in satellite navigation, and most of its products are enabled by GPS technology. Mr. Phillips joined Garmin in 1998 to develop its second-generation GPS RF integrated circuit, which was used in all of Garmin's navigation products.

During the years 1988 to 1998, Mr. Phillips worked for Puritan Bennett, a medical electronics company that produced mechanical ventilation and respiratory care devices, where he was responsible for oximetry and ventilator product engineering design teams. While at Puritan Bennett, he was issued a patent on a circuit that senses and controls a patient's airflow.

For five years (1981 to 1986) prior to joining Puritan Bennett, Mr. Phillips served as Vice President of Engineering at Birdview Satellite Communications, a microwave electronics design and manufacturing company. He was responsible for, and contributed to the design of, Birdview's line of microwave products, including C-band low-noise block converters, antennas and baseband receivers.

Mr. Phillips joined Kustom Electronics (now Kustom Signals, Inc.), which currently designs, manufactures and markets traffic speed radar systems, lidar, in-car video systems, and mobile roadside speed monitoring trailers, upon graduating from Texas Tech University with a B.S. degree in Electrical Engineering in 1971. During his years at Kustom Electronics, he was involved in the design of mobile terminals for law enforcement, aviation test equipment, and audio products.

Edward Smith joined Digital Ally in April 2008 after spending the previous nine years as a Vice President and General Manager with Suntron Corporation, where he was responsible for a number of plants, including a $260 million (sales) contract manufacturing/assembly operation with 1,500 employees in multiple locations. Suntron provides manufacturing services and solutions in the medical, aerospace, defense, industrial, networking/telecommunications, and semiconductor industries.

From August 1994 to September 1998, Mr. Smith was Director of New Product Introduction and Test Engineering for AlliedSignal Business and General Aviation, where he was responsible for the introduction of new avionics products, including the selection of processes, sourcing strategies for supply chain management, procurement and transition to production. He was an Operations Manager and Corporate Manufacturing Technology Chairman at Lockheed Missiles & Space Co. from December 1990 to August 1994. While at Lockheed, Mr. Smith managed over 100 professional employees involved in materials and process engineering, manufacturing/tool engineering, standards, quality and test engineering, inspection, production control and production quoting.

For twelve years prior to joining Lockheed, Mr. Smith served in various management positions with ITT Corporation, including Production Operations Manager with ITT Aerospace/Communications (August 1988-November 1990), Manager of New Product Development with ITT Defense Communications Division (August 1986-July 1988), Plant Manager with ITT Network Switching Division (July 1983-July 1986), and Operations Finance Manager with ITT North Electric (August 1978-June 1983).

"I am pleased to announce these appointments, which illustrate the continued strengthening of our management team in anticipation of significant new product introductions and sales growth in coming years," commented Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. "Steve Phillips has over 38 years of engineering experience in the electronics industry and has been responsible for product development programs at a number of highly successful companies. Ed Smith, whose career includes manufacturing and operations management experience with several of America's premier electronics companies, has performed exceptionally well since joining Digital Ally a year ago, and I am proud to announce his promotion to Vice President of Operations."

"Digital Ally is rapidly evolving from a company that has established a strong reputation for excellence in the law enforcement products industry with its DVM-500 In-Car Video System Incorporated into a Rearview Mirror, into a multi-faceted designer, manufacturer and marketer of advanced surveillance products for a variety of industries and global markets. Engineering and manufacturing capabilities will be critically important to this transition, and we are confident that Steve Phillips and Ed Smith will contribute significantly to our Company's continued success. Their addition to our management team will allow Bob Haler, our highly creative Chief Technology Officer (CTO), to devote more time to the design and development of new product concepts, which can then be turned over to Steve in engineering and Ed in operations management," concluded Ross.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company's primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol "DGLY".

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company's ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to increase revenue and profits in the current economic climate; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities; uncertainties regarding market acceptance, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; competition; patent protection on its products; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company's disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting risk factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at
(800) 377-9893 or via email at info@rjfalkner.com